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                                                                     EXHIBIT 4.2


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                   FIRST OF AMERICA CREDIT CARD MASTER TRUST




                              ASSUMPTION AGREEMENT

                                      and

                  AMENDMENT TO POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 1998



                                     among

                          FIRST OF AMERICA BANK, N.A.
          (formerly known as First of America Bank - Michigan, N.A.), as Seller and Servicer,

                    FIRST OF AMERICA BANK - ILLINOIS, N.A.,
                                   as Seller,

                              NATIONAL CITY BANK,
                              as Assuming Entity,

                                      and

                             THE BANK OF NEW YORK,
                                   as Trustee


                             in connection with the


                        POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 1995


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         THIS ASSUMPTION AGREEMENT AND AMENDMENT TO POOLING AND SERVICING
AGREEMENT, dated as of September 1, 1998 (this "ASSUMPTION AGREEMENT"), is hereby executed by and among FIRST OF AMERICA BANK, N.A. (formerly known as First of America Bank - Michigan, N.A.), a national banking association, as Seller and Servicer, FIRST OF AMERICA BANK - ILLINOIS, N.A., a national banking association, as Seller (and together with First of America Bank, N.A., the "SELLERS"), NATIONAL CITY BANK, a national banking association, as Assuming Entity, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

         All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement, as hereinafter defined.

         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "ORIGINAL AGREEMENT"), as modified by the Series 1995-1 Supplement thereto (collectively, the "AGREEMENT"), among each Seller, the Servicer and the Trustee, the Sellers have created the First of America Credit Card Master Trust (the "TRUST"). Section 7.05 of the Original Agreement states, in pertinent part, that the Sellers may assign, convey, and transfer the Assigned Assets and the Assumed Obligations to another entity, without the consent or approval of the Holders of the Certificates, upon satisfaction of certain conditions.

         The Sellers and others have entered into a Purchase and Sale Agreement (the "PURCHASE AGREEMENT") with the Assuming Entity pursuant to which, among other things, Sellers will sell to the Assuming Entity all of their right, title, and interest in and to all Credit Card Accounts, as defined in the Purchase Agreement (the "SALE"), including the rights and obligations of the Sellers as set forth in the Agreement and the Loan Agreement dated as of June 1, 1995 (the "LOAN AGREEMENT") among each Seller, the Servicer, the Trustee, and Union Bank of Switzerland, as agent and as a bank (the "AGENT"), on September 1, 1998 (the "SALE DATE").

         Pursuant to this Assumption Agreement and in accordance with Sections
7.05 and 13.01 of the Original Agreement, the Assuming Entity will expressly assume the Assumed Obligations of the Sellers under the Agreement.


                                   ARTICLE I

                    DELIVERIES AND ASSUMPTION OF OBLIGATIONS

         Section 1.01. ASSUMPTION OF THE ASSUMED OBLIGATIONS. Pursuant to
Section 7.05(a) of the Original Agreement, the Assuming Entity hereby expressly assumes the Assumed Obligations of each of the Sellers under and in accordance with the terms of the Agreement, including the obligation under the Agreement to transfer the Receivables arising under the Accounts to the Trust, effective as of the Sale Date.


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         Section 1.02. SUBSTITUTION OF THE ASSUMING ENTITY. Pursuant to Section
7.05(a) of the Original Agreement, the Assuming Entity is hereby expressly substituted for each of the Sellers for purposes of Sections 7.04, 9.01, and
9.02 of the Agreement.

         Section 1.03. DELIVERY OF ASSUMING ENTITY'S OFFICER'S CERTIFICATES. Pursuant to Section 7.05(a) of the Original Agreement, the Sellers hereby deliver to the Trustee an Officer's Certificate signed by an officer of the Assuming Entity, in the form of Exhibit A hereto.

         Section 1.04. DELIVERY OF OPINION OF SPECIAL COUNSEL AND OFFICER'S CERTIFICATE. Pursuant to Sections 7.05(a) and (e) of the Original Agreement, the Sellers hereby deliver to the Trustee an Opinion of Counsel signed by special counsel to the Assuming Entity and an Officer's Certificate signed by an officer of the Assuming Entity in connection therewith, all in the form of Exhibit B hereto.

         Section 1.05. DELIVERY OF OPINION OF COUNSEL. In connection with the Opinion of Counsel signed by special counsel to the Assuming Entity, the Assuming Entity hereby delivers to the Trustee an Opinion of Counsel, in the form of Exhibit C hereto.

         Section 1.06. CONSENT OF AGENT. Pursuant to Section 7.05(b) of the Original Agreement, the Sellers hereby deliver to the Trustee the consent of Agent, as Series Enhancer, to the transfer of the Assigned Assets and the assumption of the Assumed Obligations, in the form of Exhibit D hereto.

         Section 1.07. DELIVERY OF UCC-1 FINANCING STATEMENTS. Pursuant to
Section 7.05(c) of the Original Agreement, the Sellers or the Assuming Entity hereby deliver to the Trustee copies of UCC-1 financing statements covering the Sellers' Accounts to perfect the Trust's interest in the Receivables arising under the Agreement.

         Section 1.08. DELIVERY OF RATING AGENCY NOTICES. Pursuant to Sections 7.05(d) and 13.01(a) of the Original Agreement, the Sellers hereby deliver to the Servicer and the Trustee copies of each written notice received indicating that the Rating Agency Condition has been satisfied with respect to the transfer of the Assigned Assets and the assumption of the Assumed Obligations.

         Section 1.09. DELIVERY OF TAX OPINION. Pursuant to Section 7.05(f) of the Original Agreement, the Sellers hereby deliver to the Trustee a Tax Opinion, in the form of Exhibit E hereto.

         Section 1.10. DELIVERY OF SELLERS' OFFICER'S CERTIFICATES. Pursuant to
Section 13.01(a) of the Original Agreement, the Sellers hereby deliver to the Trustee an Officer's Certificate, in the form of Exhibits F-1 and F-2, respectively, hereto.


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                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01. REFERENCES TO SELLER IN AGREEMENT. On and after the Sale Date, all references to the Seller or Sellers in the Agreement shall be deemed to refer to the Assuming Entity.

         Section 2.02. RATIFICATION OF AGREEMENT. The Agreement, as modified by this Assumption Agreement, is in all respects ratified and confirmed by the parties hereto.

         Section 2.03. COUNTERPARTS. This Assumption Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 2.04. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST OF AMERICA BANK, N.A.,               NATIONAL CITY BANK,
as Seller and Servicer                     as Assuming Entity


By: /s/ PAUL G. CLARK                      By: /s/ WILLIAM F. SMITH
    -------------------------                  -------------------------
Name: Paul G. Clark                        Name: William F. Smith
Title: President                           Title: President,
                                                  National City Card Services


FIRST OF AMERICA BANK - ILLINOIS,          THE BANK OF NEW YORK,
N.A., as Seller                                 as Trustee


By: /s/ PAUL G. CLARK                      By: /s/ WUHAN DANSBY
    -------------------------                  ------------------------
Name: Paul G. Clark                        Name: Wuhan Dansby
Title: President                           Title: Assistant Vice President


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